Exhibit 10.9

EIGHTH AMENDMENT OF
PURCHASE AND SALE AGREEMENT

This Eighth Amendment of Purchase and Sale Agreement (this “Amendment”) is made and entered into as of August 12, 2014 (the “Amendment Date”) by and among CITY CENTER LAND COMPANY, LLC, a Hawaii limited liability company (“CCLC”) and CITY CENTER, LLC, a Hawaii limited liability company (“CC” and, together with CCLC, “Seller”) and MCKINNEY CAPITAL GROUP, a California limited liability company (“Buyer”).

RECITALS

A.    Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of May 27, 2014, as amended by that certain Amendment of Purchase and Sale Agreement dated as of July 11, 2014, as further amended by that certain Second Amendment of Purchase and Sale Agreement dated as of July 14, 2014, as further amended by that certain Third Amendment of Purchase and Sale Agreement dated as of July 25, 2014, as further amended by that certain Fourth Amendment of Purchase and Sale Agreement dated as of July 31, 2014, as further amended by that certain Fifth Amendment of Purchase and Sale Agreement dated as of August 5, 2014, as further amended by that certain Sixth Amendment of Purchase and Sale Agreement dated as of August 7, 2014 and as further amended by that certain Seventh Amendment of Purchase and Sale Agreement dated as of August 11, 2014 (collectively, the “Agreement”). All capitalized terms used in this Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement.

B.    The Agreement provides for the sale to Buyer of CCLC’s Leased Fee Interest in the Land, CC’s lessee’s interest in the Ground Lease and CCLC’s and CC’s respective interests in certain other property and rights described in the Agreement.

C.    CCLC’s Leased Fee Interest in the Land is subject to that certain Mortgage, Security Agreement and Financing Statement, recorded February 23, 2012 in the Bureau of Conveyances of the State of Hawaii (the “Bureau”) as Document No. A-44360324 (the “First Mortgage”), in favor of Central Pacific Bank, a Hawaii corporation (“CPB”) and to an Absolute Assignment of Rents and Lessor’s Interest in Leases recorded February 23, 2012 in the Bureau as Document A-44360325 (the “Assignment of Leases”) and a Financing Statement recorded February 23, 2012 in the Bureau as Document No. A-44360326 (the “Financing Statement”), related to the First Mortgage. The First Mortgage, Assignment of Leases and Financing Statement (collectively, the “CPB Mortgage”) secure CCLC’s obligations under a loan (the “CPB Loan”) in the original principal amount of $4,875,000.00 (CPB Loan No: 8101491339), as evidenced by that certain Promissory Note dated February 17, 2012 (the “CPB Note”). The principal balance of the CPB Note as of July 17, 2014, 2014 is $4,579,533.65.

D.    The First Mortgage, Assignment of Leases and Financing Statement are shown in that certain Commitment for Title Insurance No. 201423636 (the “Title Commitment”) with an effective date of June 3, 2014 at 8:00 a.m. issued by Title Guaranty of Hawaii as Exception Nos. 6,

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7 and 8 of Schedule B, respectively (collectively, “Exception Nos. 6, 7 and 8”). By letter dated June 26, 2014 (“Buyer’s Title Notice”), Buyer objected to Exceptions Nos. 6, 7 and 8, and requested that such exceptions be removed from title prior to Closing.

E.    Buyer has now requested that it be allowed to satisfy a portion of Buyer’s obligation to pay the Purchase Price at Closing by assuming the CPB Note and CPB Mortgage. Buyer also requests an extension of the Due Diligence Period for the purpose of investigating whether approval can be obtained from CPB for such assumption. Seller has agreed to such request on the terms and conditions set forth in this Amendment.

F.    Buyer and Seller desire to make certain other amendments to the Agreement as set forth herein.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:
1.Section 2(a), Purchase Price. Section 2(a) of the Agreement is hereby amended to provide that the Purchase Price shall be NINE MILLION THREE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $9,300,000.00).

2.Section 2(b), Cash Deposits and Payments. Section 2(b) is hereby amended by adding the following new Section 2(b)(iv):

“(iv)    Assumption of CPB Mortgage. Notwithstanding Section 2(b)(iii), and subject to Section 4(e) of this Agreement, Buyer shall have the option (the “CPB Loan Assumption Option”) to satisfy a portion of its obligation to pay the Purchase Price at Closing by unconditionally assuming (the “CPB Loan Assumption”) all of CCLC’s obligations (and the obligations, if any, of any affiliate of CCLC) under the CPB Mortgage, the CPB Note and any and all other indemnities, guaranties, agreements and instruments entered into in connection with the CPB Loan (collectively, the CPB Mortgage, CPB Note and all such other indemnities, guaranties, agreements and instruments, shall be known as the “CPB Loan Documents”), the terms and conditions of such CPB Loan Assumption, including the terms and conditions of all documents, agreements, consents and instruments necessary to effectuate such CPB Loan Assumption, to be subject to the approval of Seller, in Seller’s sole discretion. Without limiting the foregoing, the CPB Loan Assumption shall provide for the following, on terms and conditions acceptable to Seller, in Seller’s sole discretion: (a) the unconditional agreement of Buyer to assume, pay and perform all of CCLC’s obligations (and the obligations, if any, of any affiliate of CCLC) under the CPB Loan Documents arising after Closing (“Buyer’s Agreement to Pay and Perform”) and (b) for the release by CPB of CCLC and all affiliates of CCLC, if any, of all obligations under the CPB Loan Documents arising after Closing (“Seller’s Release” and, together with Buyer’s Agreement Pay and Perform, “Seller’s Assumption Requirements”). If Buyer exercises the CPB Loan Assumption Option under this Section 2(b)(iv), Buyer shall receive a credit (the “Loan Assumption Credit”) towards the Purchase Price at Closing

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in an amount equal to the principal amount of the CPB Loan assumed by Buyer at Closing. Except for the Loan Assumption Credit, if any, all portions of the Purchase Price due at Closing shall be paid by Buyer in cash. All costs of applying for and obtaining the CPB Loan Assumption, including, without limitation, loan assumption fees, shall be borne by Buyer. Buyer may exercise its CPB Loan Assumption Option by providing written notice thereof to Seller not later than Buyer’s delivery of Buyer’s Acceptance Notice under Section 4(e) of the Agreement.”

3.    Section 3(d)(i), Deed. Section 3(d)(i) is hereby amended by adding the following new language at the end of Section 3(d)(i):

“If Buyer exercises the CPB Loan Assumption Option under Section 2(b)(iv) and in fact assumes the CPB Loan at Closing, Buyer agrees that (a) the CPB Mortgage shall not be considered a Monetary Lien under this Section 3(d)(i), (b) the CPB Mortgage shall be considered a Leased Fee Interest Permitted Exception under Section 3(d)(i), and (c) notwithstanding the objections made by Buyer in Buyer’s Title Notice dated June 26, 2014, Exception Nos. 6, 7 and 8 shown in Schedule B of that certain Commitment for Title Insurance No. 201423636 with an effective date of June 3, 2014 at 8:00 a.m. issued by Title Guaranty of Hawaii shall not be removed from title at Closing and Buyer agrees to accept title to the Leased Fee Interest subject to such exceptions.”
4.    Section 4(a), Due Diligence Period. Section 4(a) is hereby deleted and replaced in its entirety with the following new Section 4(a):

“(a)    Due Diligence Period. Buyer shall be entitled to a period of time (the “Due Diligence Period”) to investigate and evaluate, at Buyer’s expense, the condition of the Property and the suitability and acceptability of the Property for Buyer’s intended purposes (including, without limitation, the CPB Loan Documents, the terms and conditions of the CPB Loan Assumption and Buyer’s qualification for the CPB Loan Assumption (the “CPB Loan Assumption Investigations”)), subject to the terms and conditions set forth in this Agreement. Seller shall promptly, but in any case, within two days from the Amendment Date of the Eighth Amendment of Purchase and Sale Agreement, provide Buyer copies of the CPB Loan Documents. The Due Diligence Period shall commence on the Effective Date and shall expire at 5:00 p.m., Hawaii Standard Time on Friday, August 22, 2014.”
5.    Section 4(e) Termination of Agreement. Section 4(e) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(e)    Termination of Agreement; Acceptance Notice.
“(i)    Except as provided in Section 4(e)(ii), Buyer hereby waives any and all rights to terminate the Agreement under this Section 4(e) and is hereby deemed to have satisfied itself with and accepted the condition of the Property (as set forth in Section 5) of the Agreement.

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“(ii)    Buyer shall have the right to terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period, if Buyer is not satisfied, for any reason, with its the CPB Loan Assumption Investigations.
“(iii)    If Buyer elects to proceed with its purchase of the Property, Buyer shall deliver written notification thereof to Seller (the “Acceptance Notice”) prior to expiration of the Due Diligence Period. Buyer’s delivery of the Acceptance Notice shall be an election by Buyer to proceed with its purchase of the Property, subject to the terms and provisions of this Agreement. If Buyer has determined to assume the CPB Loan, the Acceptance Notice shall include (A) written notice of Buyer’s election to exercise its CPB Loan Assumption Option and (B) a copy of a written statement from CPB approving Buyer for the CPB Loan Assumption (the “CPB Assumption Approval Statement”). Unless the Acceptance Notice includes Buyer’s election to exercise its CPB Loan Assumption Option and the CPB Assumption Approval Statement with the Acceptance Notice, Buyer will be deemed to have waived its right to terminate the Agreement because it is not satisfied with its CPB Loan Assumption Investigations and elected to proceed with the purchase of the Property subject to the terms and provisions of the Agreement, agreeing to pay the entire Purchase Price to Seller in cash.
“(iv)    If Buyer fails to provide the Acceptance Notice prior to the expiration of the Due Diligence Period, this Agreement shall terminate and the provisions of Section 7 hereof shall apply.”
6.    Section 6(a), Buyer’s Conditions Precedent. Section 6(a) is hereby amended by adding the following new Section 6(a)(vii):

“(vii)    CPB Loan Assumption Agreement. If Buyer exercises the CPB Loan Assumption Option, Buyer shall have obtained, on terms and conditions satisfactory to Buyer in its sole and absolute discretion (subject, however, to Seller’s approval of the terms and conditions of Seller’s Assumption Requirements, in the exercise of Seller’s sole discretion), a CPB Assumption Approval Statement prior to the expiration of the Due Diligence Period. If Buyer so obtains a CPB Assumption Approval Statement and exercises the PCB Loan Assumption Option, it is a condition to Buyer’s obligation to Close that CPB has approved the CPB Loan Assumption and issued any required consent to the Assignment and Assumption of Ground Lease and the Assignment and Assumption of Tenant Leases, and consummates the CPB Loan Assumption as of the date of Closing.”
7.    Section 6(b), Seller’s Conditions Precedent. Section 6(b) is hereby amended by adding the following new Section 6(b)(iv):

“(iv)    Satisfaction of Seller’s Assumption Requirements. If Buyer exercises the CPB Loan Assumption Option, Seller’s Assumption Requirements have been satisfied to Seller’s satisfaction, in the exercise of Seller’s sole discretion.”
8.    Section 9(a)(i), Operation of the Property. Section 9(a)(i) is hereby amended by adding the following new Sections 9(a)(i)(A) and 9(a)(i)(B):

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“(A)    Notwithstanding any provision of Section 9(a)(ii) to the contrary, between the Amendment Date of the Eighth Amendment of Purchase and Sale Agreement between Seller and Buyer and the date of Closing, Seller will not enter into any new lease or modification of any existing lease for any portion of the ground floor of the Improvements, excepting only the short-term extension of lease offered to the current food operator.”
“(B)    Notwithstanding any provision of Sections 9(a)(ii), 12(a)(viii) or 12(a)(ix) to the contrary, Buyer acknowledges and agrees that Seller is currently in negotiations with the State of Hawaii (the “State”) for the extension and expansion of its existing lease for space in the Improvements and that a draft of the agreement for such extension and expansion has been provided to Buyer (the “State Amendment”). Seller agrees to make good faith efforts to finalize the State Amendment prior to Closing on the terms and conditions of the draft State Amendment provided to Buyer, subject to Seller’s right to make revisions in the exercise of Seller’s reasonable judgment. Seller agrees to make good faith efforts to discuss with Buyer any revised terms and conditions of the State Amendment that are less favorable to Seller, prior to entering into the State Amendment with the State. If the State Amendment is not finalized prior to Closing, Buyer agrees that Buyer shall assume all responsibilities for and risks of negotiating and finalizing the State Amendment. If the State Amendment is signed by the State and by Seller before Closing or by the State and by Buyer within one year after Closing, all out of pocket costs actually incurred by Seller or Buyer in satisfying lessor’s obligations under or with respect to the State Amendment, including, without limitation, leasing commissions and tenant improvements, if any (but not including any expenses of Buyer in reviewing or negotiating the Lease Amendment or incurred by Buyer for any purpose other than satisfying lessor’s obligations under or with respect to the State Amendment), shall be borne by Seller; provided, however, Seller shall not be obligated to pay more than TWENTY-FIVE THOUSAND AND NO/100 U.S. DOLLARS (U.S. $25,000.00) (the “State Amendment Expense Cap”) for such costs; and provided further that real estate commissions payable by Seller to Bishop Street Commercial, LLC (or any affiliate of Bishop Street Commercial, LLC), if any, shall not be subject to the State Amendment Expense Cap, except to the extent the obligation to pay such real commissions results from revisions to the State Amendment requested by Buyer before Closing or made by Buyer after Closing. The State Amendment Expense Cap shall be held in Escrow after Closing and disbursed as provided in, and subject to the terms and conditions of, a Holdback Agreement (the “Holdback Agreement”), the form of which shall be negotiated and approved in good faith by Buyer and Seller prior to the expiration of the Due Diligence Period; provided, however, that the Holdback Agreement shall provide that (i) all claims by Buyer under this Section must be presented to Seller in writing with receipts for payment or other appropriate evidence reasonably satisfactory to Seller within one year of the date of Closing and (ii) all amounts not claimed and duly payable to Buyer under this Section within one year of the date of Closing shall be refunded to Seller. Seller shall provide a draft of the Holdback Agreement for Buyer’s review and comment not later than 5:00 pm Hawaii Standard Time, on Monday, August 18, 2014. If Buyer delivers the Acceptance Notice to Seller prior to the expiration of the Due Diligence Period and Buyer and Seller have not otherwise agreed on the form of the Holdback Agreement, Buyer shall be deemed to have accepted the last form of Holdback Agreement delivered in writing and in good faith by Seller to Buyer prior to the delivery of the Acceptance Notice (for the purpose of this Section 9(a)(i)(B) only, “delivery” of a form

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of the Holdback Agreement shall include delivery of a copy of a draft by fax or email to Buyer’s attorney). Seller’s obligations under this Section shall survive for one year after Closing.”
9.    Section 9(b), Buyer’s Covenants. Section 9(b) is hereby amended by adding the following new Section 9(b)(iii):

“(iii)    CPB Loan Assumption. Buyer shall make diligent, good faith efforts to apply for and obtain approval of Buyer by CPB for the CPB Loan Assumption. If the CPB Loan Assumption is approved by CPB, and Buyer exercises the CPB Loan Assumption Option, Buyer shall satisfy all CPB Loan Assumption conditions and requirements by the Scheduled Closing Date, including, without limitation, executing such instruments and paying such fees as may be reasonably required by CPB.”
10.    Section 11(a), Closing Date. Section 11(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(a)    Closing Date. As used in this Agreement, the term “Closing Date” means the date on which Closing occurs, and the term “Closing” shall refer to the recordation of the Deed, the Assignment and Assumption of Ground Lease, the delivery of the other Closing Documents (as defined below), and the final disbursal of funds by Escrow Agent, as provided in this Agreement. Closing shall take place on the date that is thirty calendar days after the expiration of the Due Diligence Period (the “Scheduled Closing Date”) or such earlier date mutually agreed upon by Buyer and Seller. Notwithstanding the foregoing, Buyer shall have a one time right, solely for purposes of satisfying the CPB Assumption Approval requirements and conditions, upon written notice to Seller and Escrow provided on or before 5:00 p.m., Hawaii Standard Time, Friday, September 5, 2014, and upon payment into Escrow of an additional deposit (the “Extension Deposit”) in the amount of ONE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS (U.S. $100,000.00), to extend the Scheduled Closing Date by up to an additional 21 days. Any provision in this Agreement to the contrary notwithstanding, in no event shall Closing take place later than October 3, 2014. When the Extension Deposit is made, the defined term “Deposits” in Section 2(b)(ii) shall be deemed to include the Extension Deposit.”
11.    Schedule “2(c)”, Allocation of Purchase Price. Schedule 2(c) is hereby modified to provide that any Loan Assumption Credit given to Buyer at Closing shall be allocated to the Leased Fee Interest as a payment received towards the Purchase Price.

12.    No Other Effect. Except as specifically set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

13.    Counterparts; Signatures. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Amendment. Signatures to this Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Amendment.

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The individuals executing the Amendment warrant that they have full authority to execute this Amendment on behalf of the entity for whom they purport to be acting.

14.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signatures Follow on Next Page.]

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Seller and Buyer have executed this Amendment as of the Amendment Date.

SELLER:
CITY CENTER LAND COMPANY, LLC,
a Hawaii limited liability company

By Pacific Office Properties, L.P.,
a Delaware limited partnership
Its Member

By Pacific Office Properties Trust, Inc.,
a Maryland corporation
Its General Partner

By /s/ Lawrence J. Taff
Name: Lawrence J. Taff
Title: CEO

CITY CENTER, LLC,
a Hawaii limited liability company

By Pacific Office Properties, L.P.,
a Delaware limited partnership
Its Member

By Pacific Office Properties Trust, Inc.,
a Maryland corporation
Its General Partner

By /s/ Lawrence J. Taff
Name: Lawrence J. Taff
Title: CEO

BUYER:
MCKINNEY CAPITAL GROUP
a California limited liability company

By: /s/ Andrew Zlotnik
Name: Andrew Zlotnik
Title: Vice President

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